EXHIBIT 3.3

BY-LAWS

OF

UNIT CORPORATION

a Delaware Corporation

(as amended and restated June 17, 2014)

ARTICLE I

STOCKHOLDERS’ MEETINGS

Section 1. Annual Meeting. The annual meeting of stockholders shall be held at such date and at such hour as may be designated by the Board of Directors. If the date is a legal holiday, then the meeting shall be held on the next succeeding business day. The purpose of the meeting shall be to elect directors. Any business may be transacted at the annual meeting, except as otherwise provided by law or by these By-laws.

Section 2. Special Meeting. A special meeting of stockholders may be called at any time by the Board of Directors or by the President. Only such business shall be transacted at a special meeting as may be stated or indicated in the Notice of such meeting.

Section 3. Place. The annual meeting of stockholders may be held by remote communication or at any place within or without the State of Delaware designated by the Board of Directors. Special meetings of stockholders may be held by remote communication or at any place within or without the State of Delaware designated by the Chairman of the Board, if he shall call the meeting, or by the Board of Directors, if they shall call the meeting. Any meeting may be held by remote communication or at any place within or without the State of Delaware designated in a waiver of notice of such meeting signed by all stockholders. Meeting of Stockholders shall be held at the principal office of the corporation unless another place is designated for meetings in the manner provided herein.

Section 4. Notice. Written or printed notice stating the place, day and hour of each meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by mail or by other lawful means to each stockholder of record entitled to vote at such meeting.

Section 5. Quorum; Election of Directors. The holders of at least a majority of the outstanding stock entitled to vote thereat and present in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation of the corporation. Except as set forth below, election of directors at all meetings of the stockholders at which directors are to be elected will be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a majority of the votes cast at any meeting for the election of directors at which a quorum is present will elect directors. For purposes of this By-law, a majority of votes cast will mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast will include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors will be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this By-law, a “contested election” will mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Article I, Section 10 of these By-laws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with said Article I, Section 10; provided, however, that the determination that an election is a “contested election” will be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election will not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors will be elected by the vote of a plurality of the votes cast.

        If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director will promptly tender his or her written resignation to the Board of Directors within five business days following the certification of the stockholders’ vote. The Nominating & Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating & Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating & Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating & Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors under this By-law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy under the provisions of Article II, Section 1 of these By-laws or may decrease the size of the Board of Directors under to the provisions of Article 7 of the Certificate of Organization.

All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

Section 6. Proxies. At all meetings of stockholders, a stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

Section 7. Voting of Shares. Each outstanding share of common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of the stockholders.

Section 8. Officers. The Chairman of the Board shall preside at and the Secretary shall keep the records of each meeting of stockholders, and in the absence of either such officer, some person appointed at the meeting shall perform his duties.

Section 9. List of Stockholders. A complete list of stockholders entitled to vote at each stockholders’ meeting, arranged in alphabetical order, with the address of and showing the number of shares held by each, shall be prepared by the Secretary and filed at the registered office of the corporation, and shall be subject to inspection by any stockholder for any purpose germane to the meetings as required by applicable law.

Section 10. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 10 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10.

        (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any such beneficial owner with respect to any share of stock of the corporation, (iv) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 10 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 10. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(C)(v) of this Section 10) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 10, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

        Section 11. Conduct of Meeting. Meetings of stockholders shall be presided over by the Chairman of the Board or by another chair designated by the Board of Directors. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 12. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be determined in accordance with Section 13 of this Article I; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 13. Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section13). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 13 or otherwise within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 13, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 14. Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 13 of this Article I, to the corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with Section 13 of this Article I represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 14 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 15. Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with Section 13 of this Article I, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in Section 13 of this Article I.

        Section 16. Adjournment of Meeting. Any meeting of stockholders, annual or special, may be adjourned by the chair of the meeting from time to time to reconvene at the same or some other time, date and place. Notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If after the adjournment a new record date is fixed for the adjourned meeting or if the adjournment is for more than thirty days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 17. Postponement and Cancellation of Meeting. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board of Directors may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number and Term of Office. The business and affairs of the corporation shall be managed and controlled by or under direction of Board of Directors, and subject to the restrictions imposed by Law, by the Certificate of Incorporation, or by these By-Laws, they may exercise all powers of the corporation.

Commencing at the Annual Meeting of Stockholders held in 1987, the Board of Directors shall be divided into three classes, Class I, Class II and Class III, with respect to their terms of office. All classes shall be as nearly equal in number as possible. Subject to such limitations, when the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes by action of the Board of Directors.

The terms of office of the directors initially classified shall be as follows: that of Class I shall expire at the annual meeting of Stockholders to be held in 1988; that of Class II shall expire at the annual meeting of Stockholders to be held in 1989; that of Class III shall expire at the annual meeting of Stockholders to be held in 1990. At each annual meeting of Stockholders after such initial classification, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding Annual Meeting.

Each director shall hold office for the term of which he or she is elected and until his or her successor shall have been elected and qualified, except as provided in Article I, Section 5 of these By-Laws.

Any vacancy or newly-created directorship occurring in the Board of Directors may only be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 2. Meeting of Directors. The directors may hold their meetings and may have an office and keep the books of the corporation, except as otherwise provided by statute, in such place or places in the State of Delaware, or outside the State of Delaware as the Board of Directors may from time to time determine.

Section 3. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, and no notice of such meeting shall be necessary.

Section 4. Election of Officers. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the corporation.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place within or without the State of Delaware as shall be designated, from time to time, by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Such meetings may be conducted by use of long distance conference calls.

Section 6. Special Meetings. Special meetings of the Board of Directors shall be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board or by a majority of the directors at the time being in office.

Section 7. Notice. The Secretary shall give notice of each special meeting in person, or by mail, telegraph or other lawful means at least five (5) days before the meeting, to each director. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

At any such meeting at which every director shall be present, even though without any notice, any business may be transacted.

        Section 8. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors, there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by the Certificate of Incorporation or by these By-laws. However, if the Board of Directors consists of only three members, all three members of the Board shall constitute a quorum.

Section 9. Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine.

At all meetings of the Board of Directors, the Chairman of the Board shall preside as Chairman, and in the absence of the Chairman of the Board, a Chairman shall be chosen by the Board from among the directors present.

The Secretary of the Company shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as Secretary of the meeting. If the Secretary is not present at the meeting, the Chairman of the Board may appoint a member of the Board to act as Secretary of that particular meeting.

Section 10. Compensation. Directors as such shall not receive any stated salary for their service, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at such regular or special meetings of the Board; provided that nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity or receiving compensation therefor.

Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a director who voted in favor of such action.

Section 12. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

ARTICLE III

OFFICERS

Section 1. Number, Titles and Term of Office. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. One person may hold more than one office, except that the President shall not hold the office of Secretary. None of the officers need be a director.

Section 2. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Vacancies. A vacancy in the office of any officer may be filled by vote of a majority of the directors for the unexpired portion of the term.

Section 4. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-laws or by the Board of Directors.

Section 5. Powers and Duties of the President. The President shall, subject to the control of the Board of Directors have general supervision of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President, subject to a contrary designation by the Board of Directors, shall be the Chief Executive Officer of the corporation The President shall execute all bonds, mortgages, contracts and other instruments of the corporation requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the corporation may sign and execute documents when so authorized by these By-laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-laws or by the Board of Directors.

Section 6. Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors and shall exercise the powers of the President during that officer’s absence or inability to act. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

Section 7. Treasurer. The Treasurer shall have custody of all the funds and securities of the corporation that come into his hands. When necessary or proper, he may endorse, on behalf of the corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors; he may sign all receipts and vouchers for payments made to the corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter or cause to be entered regularly in the books of the corporation to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out on account of the corporation; he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

Section 8. Assistant Treasurer. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

Section 9. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may sign with the President in the name of the corporation, all contracts of the corporation and affix the seal of the corporation thereto; he may sign with the Chairman of the Board or the President all certificates for shares of the capital stock of the corporation; he shall have charge of the certificate books, transfer books, and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the inspection of any director upon application at the office of the corporation during business hours, and he shall in general perform all duties incident to the office of Secretary subject to the control of the Board of Directors.

Section 10. Assistant Secretaries. Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors or the Secretary. The Assistant Secretary shall exercise the powers of the Secretary during that officer’s absence or inability to act.

ARTICLE IV

INDEMNIIFCATION OF DIRECTORS AND OFFICERS

Section 1. Indemnification.

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation, or, while an officer or director of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation, or, while an officer or director of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or a defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e) Expenses (including attorneys’ fees) incurred by a present or former officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding shall, to the full extent not prohibited by applicable law, be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.

(h) For purposes of this Section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) Notwithstanding anything in subsection (a) or (b) to the contrary, except as otherwise provided in the following sentence, the corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) commenced by such officer or director only if the commencement of such action, suit or proceeding (or part thereof) by the officer or director was authorized in the specific case by the Board of Directors of the corporation.

(l) If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article IV is not paid in full within 30 days after a written claim therefore by the person seeking indemnification or advancement has been received by the corporation, that person may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the person seeking indemnification or advancement is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 2. General. The foregoing rights shall not be exclusive of other rights to which any director or officer may otherwise be entitled, and in the event of his death, shall extend to his legal representatives. The foregoing rights shall be available whether or not the director or officer continues to be a director or officer at the time of incurring or becoming subject to such loss, expenses, costs and counsel fees, and whether or not the claim asserted against him is a matter which antedates the adoption of this Article IV.

ARTICLE V

CAPITAL STOCK

Section 1. Stock Certificates; Uncertificated Shares. The shares of stock of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock in the corporation that is represented by a certificate shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board of Directors, the President or a Vice President and also by the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2. Transfers. Stock of the corporation shall be transferable in the manner prescribed by law and in these By-laws. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps.

        Section 3. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the corporation.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1. Offices. The registered office of the corporation required by the General Corporation Law of the State of Delaware shall be maintained in the State of Delaware, but the Board of Directors may, from time to time, designate the principal office and place of business of the corporation, which may be out of the State of Delaware.

Section 2. Fiscal Year. The fiscal year of the corporation shall be such as the Board of Directors shall, by resolution, establish.

Section 3. Seal. The seal of the corporation shall be such as from time to time may be approved by the Board of Directors.

Section 4. Notice and Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of these By-laws, said notice shall be deemed to be sufficient if given by depositing the same in a post office in a sealed postpaid wrapper addressed to the persons entitled thereto at his post office address, as it appears on the books of the corporation, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice in writing or by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Resignations. Any director or officer may resign at any time. Such resignations will be made in writing or by electronic transmission and, except as provided in Article I, Section 5 of these By-Laws, will take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. Except as provided in Article I, Section 5 of these By-Laws, the acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation.

Section 6. Interested Directors: Quorum.

(a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

ARTICLE VII

AMENDMENTS

These By-laws may be altered, amended, or repealed by the affirmative vote of the holders of a majority of the outstanding stock at any annual meeting, or at any special meeting if notice of the proposed amendment be contained in the notice of said special meeting, or by the affirmative vote of a majority of the full Board of Directors at any regular or special meeting.